Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Second Quarter Financial Results

ORLANDO, Fla. - July 21, 2016 - Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported second quarter financial results and reaffirmed its guidance for the full year 2016.

“Our second quarter results, including contract sales, were solid and in line with our expectations,” said Stephen P. Weisz, president and chief executive officer. “And even more importantly, contract sales growth gained momentum as we moved through the second half of the quarter. Additionally, tour activations for the second half of 2016 are substantially ahead of this time last year, and four of our six new sales centers are open and gaining momentum, giving us confidence that we will achieve our 2016 goals and are well positioned for solid growth in the years to come.”

Second quarter 2016 highlights:

•	Net income was $36.3 million, or $1.26 fully diluted earnings per share (EPS), compared to net income of $34.0 million, or $1.05 fully diluted EPS, in the second quarter of 2015, an increase of 6.7 percent and 20.0 percent, respectively.

•	Adjusted EBITDA totaled $64.2 million, an increase of $2.5 million year-over-year, or 4.1 percent.

•	Adjusted fully diluted EPS was $1.08 compared to $0.91 in the second quarter of 2015, an increase of 18.7 percent.

•	Company vacation ownership contract sales (which exclude residential sales) were $166.0 million, slightly ahead of prior year.

•	Company development margin percentage was 23.1 percent compared to 21.3 percent in the second quarter of 2015. Company adjusted development margin percentage was 22.8 percent compared to 21.0 percent in the second quarter of 2015.

•	During the second quarter of 2016, the company repurchased nearly 1.5 million shares of its common stock for $90.1 million.

•	The company completed the disposition of the non-timeshare portion of its Surfers Paradise, Australia property for approximately $50.9 million in gross cash proceeds.

•	The company completed a bulk sale of the remaining 19 residential units at its San Francisco property for $19.5 million in gross cash proceeds.

Non-GAAP financial measures, such as adjusted EBITDA, adjusted net income, adjusted fully diluted earnings per share, and adjusted development margin are reconciled and adjustments are shown and described in further detail on pages A-10 and A-11 of the Financial Schedules that follow.

Marriott Vacations Worldwide Reports Second Quarter 2016 Financial Results / 2

Second quarter 2016 Results

Company Results

Second quarter 2016 company net income was $36.3 million, a $2.3 million increase from the second quarter of 2015. These results were driven mainly by a $10.5 million gain on the bulk sale of the remaining 19 units at the San Francisco property, $3.0 million of higher resort management and other services revenues net of expenses, $1.7 million of higher financing revenues net of expenses, a $1.7 million reversal of a liability associated with the disposition of a golf course and related assets in Kauai, Hawaii, and $0.7 million of higher development margin. These increases were partially offset by an $8.7 million gain associated with the sale of undeveloped land in Kauai, Hawaii in the prior year, $1.8 million of lower rental revenues net of expenses, $1.7 million of higher general and administrative costs, a $1.5 million loss on the disposition of the non-timeshare portion of the Surfers Paradise, Australia property, $0.7 million of higher acquisition related transaction costs, and $0.6 million of higher royalty fees.

Total company vacation ownership contract sales were $166.0 million, $0.1 million higher than the second quarter of last year. These results reflect increased contract sales of $2.6 million and $2.5 million, respectively, from the company’s Europe and Asia Pacific segments, partially offset by $5.0 million of lower contract sales in the company’s North America segment, as the first half of the prior year second quarter benefited from enhancements the company made to owner recognition levels. Also contributing to the decrease, the company’s Latin America sales channels were down roughly $2.1 million compared to the second quarter of last year, as the company continued to be impacted by a stronger U.S. dollar.

Development margin was $33.8 million, a $0.7 million increase from the second quarter of 2015. Development margin percentage was 23.1 percent compared to 21.3 percent in the prior year quarter, reflecting $9.1 million of lower product costs driven primarily by $6.9 million of favorable product cost true-up activity year-over-year, offset partially by $3.2 million related to higher usage of Plus Points for sales incentives, $3.0 million from higher sales reserve activity mainly associated with a 30 percent, or 12.5 percentage point, increase in financing propensity, and $2.2 million of higher marketing and sales costs driven primarily from start-up costs associated with the company’s new sales distributions. Adjusted development margin percentage, which excludes the impact of revenue reportability year-over-year, was 22.8 percent in the second quarter of 2016 compared to 21.0 percent in the second quarter of 2015.

Rental revenues totaled $75.1 million, a $2.4 million increase from the second quarter of 2015. Results were driven mainly by $1.9 million of revenue from the non-timeshare portion of the Surfers Paradise, Australia property the company sold at the end of the second quarter and $1.8 million from a 3 percent increase in transient keys rented, partially offset by $1.6 million from a 3 percent decrease in average transient rate resulting from the mix of inventory available to rent. Rental revenues net of expenses were $9.0 million, a $1.8 million decrease from the second quarter of 2015, primarily reflecting a $0.7 million loss from the portion of the Australia property sold in the quarter as well as higher operating expenses primarily on increased transient keys rented in the quarter.

Resort management and other services revenues totaled $80.9 million, a $6.9 million increase from the second quarter of 2015. Resort management and other services revenues, net of expenses, totaled $31.6 million, a $3.0 million increase, or 10.6 percent, from the second quarter of 2015.

Marriott Vacations Worldwide Reports Second Quarter 2016 Financial Results / 3

Financing revenues totaled $28.7 million, a $0.4 million increase from the second quarter of 2015. Financing revenues, net of expenses and consumer financing interest expense, were $18.7 million, a $1.7 million increase, or 10.1 percent, from the second quarter of 2015.

General and administrative expenses were $24.6 million in the second quarter of 2016, a $1.7 million increase from the second quarter of 2015, driven by higher spending related to enhancements to the company’s owner facing technology as well as inflationary cost increases.

Net income was $36.3 million, compared to net income of $34.0 million in the second quarter of 2015, an increase of $2.3 million, or 6.7 percent. Adjusted EBITDA was $64.2 million in the second quarter of 2016, a $2.5 million, or 4.1 percent, increase from $61.7 million in the second quarter of 2015.

Segment Results

North America

North America vacation ownership contract sales were $145.6 million in the second quarter of 2016, a decrease of $5.0 million, or 3.3 percent, from the prior year period, as the first half of the prior year second quarter benefited from enhancements the company made to owner recognition levels. Also contributing to the decrease, the company’s Latin America sales channels were down roughly $2.1 million compared to the second quarter of last year, as the company continued to be impacted by a stronger U.S. dollar.

Total tours in the second quarter of 2016 increased 0.3 percent, driven by a 4 percent increase in first time buyer tours, partially offset by a 2 percent decline in owner tours driven in part by the impact of the enhancements to the owner recognition levels in the first half of last year’s second quarter. VPG decreased $20 to $3,384 in the second quarter of 2016 from the second quarter of 2015.

Second quarter 2016 North America segment financial results were $111.7 million, an increase of $7.1 million from the second quarter of 2015. The increase was driven primarily by the $10.5 million gain on the bulk sale at the San Francisco property, $3.0 million of higher development margin, $2.9 million of higher resort management and other services revenues net of expenses, the $1.7 million reversal of a liability associated with the disposition in Kauai, Hawaii, and $0.5 million of higher financing revenues. These increases were partially offset by the $8.7 million gain in the prior year, $1.8 million of acquisition related transaction costs, $0.6 million of higher royalty fees, and $0.6 million of lower rental revenues net of expenses. North America adjusted segment financial results, which exclude the transaction costs in the current year and the gains and other income in both years, were $101.2 million in the second quarter of 2016, a $5.3 million increase from $96.0 million of adjusted segment results in the second quarter of 2015.

Development margin was $36.5 million, a $3.0 million increase from the second quarter of 2015. Development margin percentage was 27.5 percent compared to 23.6 percent in the prior year quarter, reflecting $9.0 million of lower product costs driven primarily by $6.5 million of favorable product cost true-up activity year-over-year, offset partially by $3.2 million related to higher usage of Plus Points for sales incentives, $1.6 million from higher sales reserve activity mainly associated with a 30 percent, or 12.1 percentage point, increase in financing propensity, and $1.3 million of higher marketing and sales costs driven primarily from start-up costs associated with the company’s new sales distributions. Adjusted development margin, which excludes the impact of revenue reportability year-over-year, was $34.1 million, a $1.8 million increase from the prior year quarter. Adjusted development margin percentage was 26.5 percent in the second quarter of 2016 compared to 23.0 percent in the second quarter of 2015.

Marriott Vacations Worldwide Reports Second Quarter 2016 Financial Results / 4

Asia Pacific

Total vacation ownership contract sales in the segment were $10.5 million, an increase of $2.5 million, or roughly 31 percent, from the second quarter of 2015. Segment financial results were a loss of $2.5 million, a $2.4 million decrease from the second quarter of 2015, driven by a $1.5 million loss on the sale of the non-timeshare portion of the Surfers Paradise property, $1.5 million of lower development margin, and $0.6 million of lower rental revenues net of expenses, partially offset by $1.3 million of transaction related costs in the prior year. The lower development margin reflected the impact of start-up costs in the current year associated with the company’s new sales distribution in Surfers Paradise, Australia, partially offset by the increase in contract sales. The lower rental revenues net of expenses were driven by losses from operating the Surfers Paradise property.

Europe

Second quarter 2016 contract sales were $9.9 million, an increase of $2.6 million, or more than 35 percent, from the second quarter of 2015. Segment financial results were $2.2 million, an $0.8 million decrease from the second quarter of 2015, driven by $0.5 million of lower rental revenues net of expenses.

Share Repurchase Program and Dividends

During the second quarter of 2016, the company repurchased nearly 1.5 million shares of its common stock for a total of $90.1 million under its share repurchase program, of which nearly 1.2 million shares were purchased under an accelerated share repurchase agreement. In addition, the company paid a quarterly cash dividend of $8.5 million. Through the end of the second quarter, the company returned nearly $190 million to its shareholders through the repurchase of 2.8 million shares for $163.4 million and more than $26 million in dividends paid.

Balance Sheet and Liquidity

On June 17, 2016, cash and cash equivalents totaled $97.4 million. Since the beginning of the year, real estate inventory balances increased $33.9 million to $697.9 million, including $296.5 million of finished goods, $76.6 million of work-in-progress, and $324.8 million of land and infrastructure. The company had $746.3 million in gross debt outstanding at the end of the second quarter, an increase of $58.2 million from year-end 2015, consisting primarily of $691.8 million in gross non-recourse securitized notes and $45.0 million in gross debt outstanding under the company’s revolving corporate credit facility. In addition, $40.0 million of gross mandatorily redeemable preferred stock of a subsidiary of the company was outstanding at the end of the second quarter of 2016.

As of June 17, 2016, the company had approximately $151.7 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit and approximately $104.8 million of gross vacation ownership notes receivable eligible for securitization in its warehouse credit facility.

Marriott Vacations Worldwide Reports Second Quarter 2016 Financial Results / 5

Outlook

Pages A-1 through A-11 of the Financial Schedules reconcile the non-GAAP financial measures set forth below to the following full year 2016 expected GAAP results:

Net income	$130 million to $140 million
Fully diluted EPS	$4.57 to $4.92
Net cash provided by operating activities	$136 million to $146 million

The company is reaffirming the following guidance for the full year 2016:

Adjusted net income	$126 million to $136 million
Adjusted fully diluted EPS	$4.43 to $4.78
Adjusted EBITDA	$261 million to $276 million
Adjusted free cash flow	$135 million to $155 million
Contract sales	4 percent to 8 percent

Adjusted fully diluted EPS increased from the previous guidance of $4.31 to $4.66 due entirely to a reduction in shares outstanding.

Second quarter 2016 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. ET today to discuss these results and its guidance for full year 2016. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (877) 660-6853 or (201) 612-7415 for international callers. The conference ID for the recording is 13640097. The webcast will also be available on the company’s website.

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About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with over 60 resorts. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk

Marriott Vacations Worldwide Reports Second Quarter 2016 Financial Results / 6

Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of July 21, 2016 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

FINANCIAL SCHEDULES

QUARTER 2, 2016

Consolidated Statements of Income - 12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015	A-1

Adjusted Net Income, Adjusted Earnings Per Share - Diluted, EBITDA and Adjusted EBITDA - 12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015	A-2

North America Segment Financial Results - 12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015	A-3

Asia Pacific Segment Financial Results - 12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015	A-4

Europe Segment Financial Results - 12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015	A-5

Corporate and Other Segment Financial Results - 12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015	A-6

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015

A-7

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015

A-8

2016 Outlook - Adjusted Net Income, Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Free Cash Flow	A-9

Non-GAAP Financial Measures	A-10

Consolidated Balance Sheets	A-12

Consolidated Statements of Cash Flows	A-13

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015

(In thousands, except per share amounts)

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Revenues
Sale of vacation ownership products	$146,450	$155,370	$284,819	$339,276
Resort management and other services	80,930	74,063	150,559	138,480
Financing	28,654	28,294	57,878	57,346
Rental	75,069	72,642	155,357	148,841
Cost reimbursements	98,842	92,458	206,375	193,764

Total revenues	429,945	422,827	854,988	877,707

Expenses
Cost of vacation ownership products	33,753	45,119	69,370	110,081
Marketing and sales	78,919	77,137	157,331	157,132
Resort management and other services	49,311	45,480	95,108	87,889
Financing	4,864	6,085	9,493	10,990
Rental	66,028	61,835	130,688	121,993
General and administrative	24,588	22,892	49,885	45,669
Organizational and separation related	—	101	—	293
Litigation settlement	—	26	(303)	(236)
Consumer financing interest	5,117	5,248	10,479	11,269
Royalty fee	14,026	13,431	27,383	26,431
Cost reimbursements	98,842	92,458	206,375	193,764

Total expenses	375,448	369,812	755,809	765,275

Gains and other income	10,668	8,625	10,675	9,512
Interest expense	(2,087)	(3,009)	(4,069)	(5,983)
Other	(1,911)	(1,187)	(4,453)	(1,174)

Income before income taxes	61,167	57,444	101,332	114,787
Provision for income taxes	(24,858)	(23,403)	(40,615)	(46,692)

Net income	$36,309	$34,041	$60,717	$68,095

Earnings per share - Basic	$1.28	$1.07	$2.11	$2.12

Earnings per share - Diluted	$1.26	$1.05	$2.08	$2.08

Basic Shares	28,345	31,858	28,734	32,078
Diluted Shares	28,834	32,517	29,244	32,760

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Contract Sales
Vacation ownership	$165,992	$165,938	$319,486	$335,888
Residential products	—	—	—	28,420

Total contract sales	$165,992	$165,938	$319,486	$364,308

NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015

(In thousands, except per share amounts)

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Net income	$36,309	$34,041	$60,717	$68,095
Less certain items:
Transaction costs	2,005	1,272	4,575	1,272
Operating results from the sold portion of the Surfers Paradise, Australia property	190	—	(275)	—
Litigation settlement	—	26	(303)	(236)
Gains and other income	(10,668)	(8,625)	(10,675)	(9,512)
Asia Pacific bulk sale	—	—	—	(5,915)
Organizational and separation related	—	101	—	293

Certain items before depreciation and provision for income taxes[1]	(8,473)	(7,226)	(6,678)	(14,098)
Depreciation on the sold portion of the Surfers Paradise, Australia property	188	—	469	—
Provision for income taxes on certain items	3,261	2,804	2,482	3,779

Adjusted net income**	$31,285	$29,619	$56,990	$57,776

Earnings per share - Diluted	$1.26	$1.05	$2.08	$2.08

Adjusted earnings per share - Diluted**	$1.08	$0.91	$1.95	$1.76

Diluted Shares	28,834	32,517	29,244	32,760

EBITDA AND ADJUSTED EBITDA

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Net income	$36,309	$34,041	$60,717	$68,095
Interest expense[2]	2,087	3,009	4,069	5,983
Tax provision	24,858	23,403	40,615	46,692
Depreciation and amortization	5,052	4,493	10,177	8,558

EBITDA**	68,306	64,946	115,578	129,328

Non-cash share-based compensation[3]	4,332	3,945	6,856	6,588
Certain items before depreciation and provision for income taxes[1]	(8,473)	(7,226)	(6,678)	(14,098)

Adjusted EBITDA**	$64,165	$61,665	$115,756	$121,818

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Please see pages A-10 and A-11 for additional information regarding these items. The certain items adjustment for the Adjusted EBITDA reconciliation excludes depreciation and the provision for income taxes on certain items included in the Adjusted Net Income reconciliation.
[2]	Interest expense excludes consumer financing interest expense.
[3]	Beginning with the first quarter of 2016, non-cash share-based compensation expense is excluded from our Adjusted EBITDA, and prior period presentation has been recast for consistency. Please see pages A-10 and A-11 for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015

(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Revenues
Sale of vacation ownership products	$132,473	$142,148	$257,157	$283,876
Resort management and other services	69,357	66,194	131,022	124,769
Financing	26,853	26,354	54,261	53,410
Rental	65,629	65,756	138,137	137,471
Cost reimbursements	90,174	84,037	189,356	176,891

Total revenues	384,486	384,489	769,933	776,417

Expenses
Cost of vacation ownership products	29,080	40,834	59,742	81,335
Marketing and sales	66,911	67,837	135,226	136,854
Resort management and other services	39,337	39,101	77,489	76,069
Rental	55,593	55,128	111,549	109,739
Organizational and separation related	—	115	—	254
Reversal of litigation expense	—	(108)	(303)	(370)
Royalty fee	2,254	1,686	3,940	2,946
Cost reimbursements	90,174	84,037	189,356	176,891

Total expenses	283,349	288,630	576,999	583,718

Gains and other income	12,317	8,658	12,324	9,538
Other	(1,733)	86	(4,013)	102

Segment financial results	$111,721	$104,603	$201,245	$202,339

Segment financial results	$111,721	$104,603	$201,245	$202,339
Less certain items:
Transaction costs	1,829	—	4,137	—
Reversal of litigation expense	—	(108)	(303)	(370)
Gains and other income	(12,317)	(8,658)	(12,324)	(9,538)
Organizational and separation related	—	115	—	254

Certain items	(10,488)	(8,651)	(8,490)	(9,654)

Adjusted segment financial results**	$101,233	$95,952	$192,755	$192,685

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Contract Sales
Vacation ownership	$145,600	$150,605	$285,250	$306,598

Total contract sales	$145,600	$150,605	$285,250	$306,598

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015

(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Revenues
Sale of vacation ownership products	$8,110	$7,575	$16,635	$43,853
Resort management and other services	4,573	964	8,070	1,827
Financing	1,007	1,043	1,988	2,049
Rental	4,828	1,503	10,449	3,855
Cost reimbursements	685	632	1,558	1,498

Total revenues	19,203	11,717	38,700	53,082

Expenses
Cost of vacation ownership products	1,597	1,803	3,306	23,799
Marketing and sales	6,695	4,432	12,906	9,989
Resort management and other services	4,226	655	7,778	1,505
Rental	6,766	2,794	12,554	5,290
Royalty fee	179	150	325	307
Cost reimbursements	685	632	1,558	1,498

Total expenses	20,148	10,466	38,427	42,388

Losses and other expense	(1,498)	(33)	(1,498)	(30)
Other	(21)	(1,273)	(229)	(1,276)

Segment financial results	$(2,464)	$(55)	$(1,454)	$9,388

Segment financial results	$(2,464)	$(55)	$(1,454)	$9,388
Less certain items:
Transaction costs	19	1,272	227	1,272
Operating results from the sold portion of the Surfers Paradise, Australia property	378	—	194	—
Losses and other expense	1,498	33	1,498	30
Asia Pacific bulk sale	—	—	—	(5,915)

Certain items	1,895	1,305	1,919	(4,613)

Adjusted segment financial results**	$(569)	$1,250	$465	$4,775

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Contract Sales
Vacation ownership	$10,454	$7,992	$19,880	$16,651
Residential products	—	—	—	28,420

Total contract sales	$10,454	$7,992	$19,880	$45,071

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015

(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Revenues
Sale of vacation ownership products	$5,867	$5,647	$11,027	$11,547
Resort management and other services	7,000	6,905	11,467	11,884
Financing	794	897	1,629	1,887
Rental	4,612	5,383	6,771	7,515
Cost reimbursements	7,983	7,789	15,461	15,375

Total revenues	26,256	26,621	46,355	48,208

Expenses
Cost of vacation ownership products	1,268	1,233	2,559	2,085
Marketing and sales	5,313	4,868	9,199	10,289
Resort management and other services	5,748	5,724	9,841	10,315
Rental	3,669	3,913	6,585	6,964
Royalty fee	118	88	167	164
Cost reimbursements	7,983	7,789	15,461	15,375

Total expenses	24,099	23,615	43,812	45,192

Gains and other income	—	—	—	4

Segment financial results	$2,157	$3,006	$2,543	$3,020

Segment financial results	$2,157	$3,006	$2,543	$3,020
Less certain items:
Gains and other income	—	—	—	(4)

Certain items	—	—	—	(4)

Adjusted segment financial results**	$2,157	$3,006	$2,543	$3,016

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Contract Sales
Vacation ownership	$9,938	$7,341	$14,356	$12,639

Total contract sales	$9,938	$7,341	$14,356	$12,639

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

12 Weeks and 24 Weeks Ended June 17, 2016 and June 19, 2015

(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Expenses
Cost of vacation ownership products	$1,808	$1,249	$3,763	$2,862
Financing	4,864	6,085	9,493	10,990
General and administrative	24,588	22,892	49,885	45,669
Organizational and separation related	—	(14)	—	39
Litigation settlement	—	134	—	134
Consumer financing interest	5,117	5,248	10,479	11,269
Royalty fee	11,475	11,507	22,951	23,014

Total expenses	47,852	47,101	96,571	93,977

Losses and other expense	(151)	—	(151)	—
Interest expense	(2,087)	(3,009)	(4,069)	(5,983)
Other	(157)	—	(211)	—

Financial results	$(50,247)	$(50,110)	$(101,002)	$(99,960)

Financial results	$(50,247)	$(50,110)	$(101,002)	$(99,960)
Less certain items:
Transaction costs	157	—	211	—
Litigation settlement	—	134	—	134
Losses and other expense	151	—	151	—
Organizational and separation related	—	(14)	—	39

Certain items	308	120	362	173

Adjusted financial results**	$(49,939)	$(49,990)	$(100,640)	$(99,787)

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Contract sales
Vacation ownership	$165,992	$165,938	$319,486	$335,888
Residential products	—	—	—	28,420

Total contract sales	165,992	165,938	319,486	364,308

Revenue recognition adjustments:
Reportability[1]	1,179	1,440	1,965	(73)
Sales Reserve[2]	(11,352)	(7,179)	(19,575)	(15,546)
Other[3]	(9,369)	(4,829)	(17,057)	(9,413)

Sale of vacation ownership products	$146,450	$155,370	$284,819	$339,276

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Sale of vacation ownership products	$146,450	$155,370	$284,819	$339,276
Less:
Cost of vacation ownership products	33,753	45,119	69,370	110,081
Marketing and sales	78,919	77,137	157,331	157,132

Development margin	33,778	33,114	58,118	72,063
Certain items[1]	—	—	—	(5,915)
Revenue recognition reportability adjustment	(726)	(819)	(1,326)	27

Adjusted development margin**	$33,052	$32,295	$56,792	$66,175

Development margin percentage[2]	23.1%	21.3%	20.4%	21.2%
Adjusted development margin percentage	22.8%	21.0%	20.1%	21.3%

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Certain items adjustment in the 24 weeks ended June 19, 2015, represents $5.9 million of development margin from the disposition of units in Macau as whole ownership residential units rather than through our Marriott Vacation Club, Asia Pacific points program.
[2]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Contract sales
Vacation ownership	$145,600	$150,605	$285,250	$306,598

Total contract sales	145,600	150,605	285,250	306,598

Revenue recognition adjustments:
Reportability[1]	3,783	1,942	3,871	(1,502)
Sales Reserve[2]	(7,631)	(5,651)	(15,037)	(11,985)
Other[3]	(9,279)	(4,748)	(16,927)	(9,235)

Sale of vacation ownership products	$132,473	$142,148	$257,157	$283,876

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 17, 2016	June 19, 2015	June 17, 2016	June 19, 2015
Sale of vacation ownership products	$132,473	$142,148	$257,157	$283,876
Less:
Cost of vacation ownership products	29,080	40,834	59,742	81,335
Marketing and sales	66,911	67,837	135,226	136,854

Development margin	36,482	33,477	62,189	65,687
Certain items	—	—	—	—
Revenue recognition reportability adjustment	(2,417)	(1,207)	(2,473)	933

Adjusted development margin**	$34,065	$32,270	$59,716	$66,620

Development margin percentage[1]	27.5%	23.6%	24.2%	23.1%
Adjusted development margin percentage	26.5%	23.0%	23.6%	23.3%

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

(In millions, except per share amounts)

2016 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2016 (low)	Fiscal Year 2016 (high)
Net income	$130	$140
Adjustments to reconcile Net income to Adjusted net income
Certain items[1]	5	5
Gain on dispositions[2]	(11)	(11)
Provision for income taxes on adjustments to net income	2	2

Adjusted net income**	$126	$136

Earnings per share - Diluted[3]	$4.57	$4.92
Adjusted earnings per share - Diluted**, 3	$4.43	$4.78
Diluted shares[3]	28.5	28.5

[1]	Certain items adjustment primarily includes approximately $5 million of non-capitalizable transaction costs.
[2]	Gain on dispositions adjustment includes the net impact to pre-tax income associated with dispositions in the North America segment and Asia Pacific segment.
[3]	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through July 21, 2016.

2016 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2016 (low)	Fiscal Year 2016 (high)
Net income	$130	$140
Interest expense[1]	9	9
Tax provision	91	96
Depreciation and amortization	22	22

EBITDA**	252	267
Non-cash share-based compensation[2]	15	15
Certain items[3] and Gain on dispositions[4]	(6)	(6)

Adjusted EBITDA**	$261	$276

[1]	Interest expense excludes consumer financing interest expense.
[2]	Beginning with the first quarter of 2016, non-cash share-based compensation expense is excluded from our Adjusted EBITDA, and prior period presentation has been recast for consistency. Please see pages A-10 and A-11 for additional information.
[3]	Certain items adjustment primarily includes approximately $5 million of non-capitalizable transaction costs.
[4]	Gain on dispositions adjustment includes the net impact to pre-tax income associated with dispositions in the North America segment and Asia Pacific segment.

2016 ADJUSTED FREE CASH FLOW OUTLOOK

	Fiscal Year 2016 (low)	Fiscal Year 2016 (high)
Net cash provided by operating activities	$136	$146
Capital expenditures for property and equipment (excluding inventory):
New sales centers[1]	(20)	(18)
Other	(24)	(22)
Decrease in restricted cash	(5)	(5)
Borrowings from securitization transactions	375	377
Repayment of debt related to securitizations	(320)	(318)

Free cash flow**	142	160
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility[2]	(7)	(5)

Adjusted free cash flow**	$135	$155

[1]	Represents the incremental investment in new sales centers.
[2]	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2015 and 2016 year ends.
**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items in the 12 weeks and 24 weeks ended June 17, 2016 and June 19, 2015 because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.

Certain items - 12 weeks and 24 weeks ended June 17, 2016. In our Statement of Income for the 12 weeks ended June 17, 2016, we recorded $8.3 million of net pre-tax charges, which included $10.7 million of gains and other income, $2.0 million of transaction costs associated with acquisitions, and $0.4 million of losses (including $0.2 million of depreciation) from the operations of the property we acquired in Australia in 2015 that we sold in the second quarter of 2016. In our Statement of Income for the 24 weeks ended June 17, 2016, we recorded $6.2 million of net pre-tax charges, which included $10.7 million of gains and other income, $4.6 million of transaction costs associated with acquisitions, $0.2 million of losses (including $0.5 million of depreciation) from the operations of the property we acquired in Australia in 2015 that we sold in the second quarter of 2016, and a $0.3 million reversal of litigation expense.

Certain items - 12 weeks and 24 weeks ended June 19, 2015. In our Statement of Income for the 12 weeks ended June 19, 2015, we recorded $7.2 million of net pre-tax items, which included $8.6 million of gains and other income, $1.3 million of transaction costs associated with acquisitions, $0.1 million of organizational and separation related costs and less than $0.1 million of litigation expense. In our Statement of Income for the 24 weeks ended June 19, 2015, we recorded $14.1 million of net pre-tax items, which included $9.5 million of gains and other income, $5.9 million of development profit from the disposition of units in Macau as whole ownership residential units rather than through our Marriott Vacation Club, Asia Pacific points program, $1.3 million of transaction costs associated with acquisitions, $0.3 million of organizational and separation related costs, and a $0.2 million reversal of litigation expense.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain items as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA. EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income above, including, beginning with the first quarter of 2016, the exclusion of non-cash share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from other vacation ownership companies.

Free Cash Flow and Adjusted Free Cash Flow. We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of organizational and separation related, litigation, and other cash charges, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(unaudited) June 17, 2016	January 1, 2016
ASSETS
Cash and cash equivalents	$97,418	$177,061
Restricted cash (including $39,395 and $26,884 from VIEs, respectively)	68,340	71,451
Accounts and contracts receivable, net (including $4,112 and $4,893 from VIEs, respectively)	142,864	131,850
Vacation ownership notes receivable, net (including $679,185 and $669,179 from VIEs, respectively)	903,747	920,631
Inventory	702,377	669,243
Property and equipment	228,848	288,803
Other	109,960	140,679

Total Assets	$2,253,554	$2,399,718

LIABILITIES AND EQUITY
Accounts payable	$74,484	$139,120
Advance deposits	80,876	69,064
Accrued liabilities (including $1,401 and $669 from VIEs, respectively)	132,733	164,791
Deferred revenue	30,600	35,276
Payroll and benefits liability	75,309	104,331
Liability for Marriott Rewards customer loyalty program	—	35
Deferred compensation liability	57,567	51,031
Mandatorily redeemable preferred stock of consolidated subsidiary, net	39,068	38,989
Debt, net (including $691,845 and $684,604 from VIEs, respectively)	733,828	678,793
Other	56,248	32,945
Deferred taxes	126,093	109,076

Total Liabilities	1,406,806	1,423,451

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 36,620,686 and 36,393,800 shares issued, respectively	366	364
Treasury stock - at cost; 9,640,473 and 6,844,256 shares, respectively	(593,052)	(429,990)
Additional paid-in capital	1,139,366	1,150,731
Accumulated other comprehensive income	12,735	11,381
Retained earnings	287,333	243,781

Total Equity	846,748	976,267

Total Liabilities and Equity	$2,253,554	$2,399,718

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	24 weeks ended
	June 17, 2016	June 19, 2015
OPERATING ACTIVITIES
Net income	$60,717	$68,095
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,177	8,558
Amortization of debt issuance costs	2,559	2,506
Provision for loan losses	19,591	15,662
Share-based compensation	6,856	6,588
Employee stock purchase plan	307	—
Deferred income taxes	15,792	17,850
Gain on disposal of property and equipment, net	(10,675)	(9,512)
Non-cash reversal of litigation expense	(303)	(262)
Net change in assets and liabilities:
Accounts and contracts receivable	(11,084)	(6,068)
Notes receivable originations	(124,318)	(112,060)
Notes receivable collections	120,548	132,397
Inventory	(13,924)	68,629
Purchase of operating hotels for future conversion to inventory	—	(46,614)
Other assets	26,111	8,154
Accounts payable, advance deposits and accrued liabilities	(78,190)	(66,223)
Deferred revenue	(4,805)	(5,955)
Payroll and benefit liabilities	(27,313)	(18,382)
Liability for Marriott Rewards customer loyalty program	(36)	(9,345)
Deferred compensation liability	6,536	4,858
Other liabilities	20,348	18,013
Other, net	2,184	1,776

Net cash provided by operating activities	21,078	78,665

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(15,142)	(15,718)
Decrease in restricted cash	2,969	43,758
Dispositions, net	69,738	20,346

Net cash provided by investing activities	57,565	48,386

FINANCING ACTIVITIES
Borrowings from securitization transactions	91,281	—
Repayment of debt related to securitization transactions	(84,040)	(143,374)
Borrowings on Revolving Corporate Credit Facility	85,000	—
Repayment of Revolving Corporate Credit Facility	(40,000)	—
Proceeds from vacation ownership inventory arrangement	—	5,375
Debt issuance costs	(231)	(30)
Repurchase of common stock	(163,359)	(66,237)
Accelerated stock repurchase forward contract	(14,470)	—
Payment of dividends	(26,067)	(8,085)
Payment of withholding taxes on vesting of restricted stock units	(3,876)	(9,353)
Other	572	201

Net cash used in financing activities	(155,190)	(221,503)

Effect of changes in exchange rates on cash and cash equivalents	(3,096)	(1,157)
DECREASE IN CASH AND CASH EQUIVALENTS	(79,643)	(95,609)
CASH AND CASH EQUIVALENTS, beginning of period	177,061	346,515

CASH AND CASH EQUIVALENTS, end of period	$97,418	$250,906